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                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant



Subsidiary                                                  Jurisdiction
----------                                                  ------------
JP (HK) Limited                                              Hong Kong
JAKKS Pacific (HK) Limited                                   Hong Kong
  Kidz Biz Limited                                           United Kingdom
  Kidz Big Far East Limited                                  Hong Kong
J-X Enterprises, Inc.                                        New York
JAKKS Acquisition Corp.                                      Delaware
  Road Champs, Inc                                           Delaware
    Road Champs, Ltd.                                        Hong Kong
Pentech International Inc.                                   Delaware
  Pentech Cosmetics, Inc.                                    Delaware
  Sawdust Pencil Co.                                         Delaware
  Pentech-Mon Ami, Inc.                                      Delaware
Berk Corporation                                             California
Flying Colors Toys, Inc.                                     Michigan
Flying Colors Toys (HK) Ltd.                                 Hong Kong
JP Ferrero Parkway, Inc.                                     California
JP/T11 Acquisition Corp.                                     Delaware
Toymax International, Inc.                                   Delaware
  Toymax Inc.                                                New York
  Toymax  (H.K.) Limited                                     Hong Kong
  Funnoodle, Inc.                                            Delaware
  Funnoodle, (H.K.) Limited                                  Hong Kong
  Go Fly A Kite, Inc.                                        Delaware
  Go Fly A Kite (H.K.) Limited                               Hong Kong
  Maxverse Interactive, Inc.                                 Nevada
  Webgadgits, Inc.                                           Delaware
  Kenmax Limited                                             Hong Kong


All subsidiaries conduct business under their respective corporate names.